Exhibit 99.4

AVOCENT CORPORATION

COMMENTS BY MANAGEMENT ON FINANCIAL RESULTS
FOR THE QUARTER ENDED DECEMBER 31, 2007
AND EXPECTATIONS FOR THE FIRST QUARTER OF 2008

Concurrently with the filing of these comments, Avocent Corporation has issued a press release containing financial information for the fourth quarter ended December 31, 2007. The following commentary should be read in conjunction with that press release, including its financial tables and disclosure regarding the use of non-GAAP financial measures and their reconciliation to GAAP.

Financial Results for the Fourth Quarter of 2007

Overall revenue of $155.4 million for the quarter represents a decrease of 6% from the fourth quarter of 2006. The year over year decrease is due primarily to a 16% reduction in sales of our branded products and an 11% reduction in our OEM products within North America. However, 5% growth of branded sales in EMEA and 22% growth of branded sales in Asia, as well as 15% OEM growth in Asia helped to partially offset the decline in our North American sales.

Divisional Revenue

The Management Systems Division recorded revenue of $117.2 million in the fourth quarter of 2007, compared to $133.7 million the fourth quarter of 2006. For the fourth quarter of 2007, revenue from the sale of KVM products was approximately $88.3 million, revenue from serial products was approximately $12.2 million, and revenue from our embedded software and solutions was approximately $8.8 million. This compares to revenue for the fourth quarter of 2006 of $99.0 million from KVM products, $15.8 million from serial products, and $9.4 million from our embedded software and solutions. The decline in KVM and serial revenue was primarily attributable to the overall lower sales we experienced to North American enterprise customers.

LANDesk revenue increased 19% to $31.8 million in the fourth quarter of 2007 from $26.8 million in the fourth quarter of 2006. The increase from 2006 was primarily due to new license sales of the LANDesk Management Suite and new subscriptions of the LANDesk Security Suite. Security products were 22% of LANDesk revenue for the fourth quarter of 2007 versus 21% in the fourth quarter of 2006. Additionally, bookings increased 19% from the fourth quarter of 2006 to a record $37.9 million in the fourth quarter of 2007. An increase in our enterprise licenses, which include both license and subscription revenue components and result in a higher rate of deferred revenues, contributed to these increased bookings. As in prior quarters, the change in mix had an impact on revenue recognized as license sales typically are recognized upon delivery of the license keys whereas subscription revenue is deferred and amortized to revenue over the subscription term.

Revenue for our entrepreneurial divisions grew to $5.7 million in the fourth quarter of 2007 compared to $4.7 million in the fourth quarter of 2006. Our Desktop Solutions Division amounted to approximately $324,000 of our Q4 revenue. We are in the process of discontinuing this division and merging certain parts of its technology, as well as its R&D and marketing teams, into our MSD business unit. We expect the transition to be completed during the first quarter of 2008. We continue to believe the remaining entrepreneurial business unit, our Connectivity and Control Division, combined with our continued investments in emerging technologies, provides us with the potential to diversify our revenue and find new areas for growth.

GAAP basis revenue was $155.4 million for the fourth quarter 2007 compared to $164.9 million in the fourth quarter of 2006. Operational revenue for the fourth quarter of 2006 includes $1.2 million for the amortization of the LANDesk deferred revenue purchase accounting adjustment. There is no amortization of the LANDesk deferred revenue purchase accounting adjustment in the fourth quarter of 2007, as it was fully amortized by the end of the third quarter of 2007. LANDesk amortization of the deferred revenue purchase accounting adjustment was not recognized on a GAAP basis as it was reduced in the application of purchase accounting. Had we not acquired LANDesk, the $1.2 million represents the portion of deferred revenue existing at the acquisition date (August 31, 2006) that LANDesk would have recognized as earned during the fourth quarter of 2006.

Gross Profit and Margin

Our total gross profit was $102.4 million for the fourth quarter of 2007 compared to $109.8 million for the same quarter in 2006. The decline in gross profit was directly attributable to the decline in revenue between the same periods. Despite the decline in gross profit between periods, gross margin remained relatively constant at 65.9% and 66.1% in the fourth quarter of 2007 and 2006, respectively. LANDesk’s increased contribution as a percentage of revenue explains the strength in our margins despite the decline in revenue. LANDesk accounted for 20% and 16% of our revenue in the fourth quarter of 2007 and 2006, respectively. LANDesk gross margin was 89% for the fourth quarter of 2007. Excluding LANDesk, Avocent produced $74.0 million in gross profit for the fourth quarter of 2007 on $123.6 million in sales, or 59.9% gross margin, compared to our 61.4% gross margin, excluding LANDesk, in Q4 2006.

Operating Expenses

R&D costs during the fourth quarter of 2007 were $21.7 million and represented 13.9% of sales. This compares to $18.2 million, or 11% of sales, for the fourth quarter of 2006, with the increase primarily attributable to the impact of our continued investments in targeted R&D projects to expand our markets and enhance existing products. Our Q4 R&D expenditures were slightly higher than our Q3 2007 expenditures of $20.8 million and were in line with our expectations for the quarter. We are investing in certain new product development activities and will continue to do so throughout 2008 with the additional costs partially offset by rebalancing resources from more mature product lines.

Selling, General and Administrative expenses were $52 million, or 33.4% of sales, during the fourth quarter of 2007. This compares to $50 million, or 30.1% of sales, for the fourth quarter of 2006, with the increase primarily attributable to higher commissions paid as a result of higher bookings of new product sales at LANDesk, offset slightly by improved operating synergies resulting from integration of LANDesk and Cyclades. Our Q4 SG&A expenses were in line with our expectations for the quarter up from the $48.8 million of expense in Q3 2007, primarily due to the higher LANDesk bookings noted above, combined with an increased participation in targeted marketing programs and events.

Our Q4 2007 operating profit decreased $12.5 million compared to the fourth quarter of 2006 and $9 million from the third quarter of 2007, to $28.7 million, resulting in an operating margin of 18.5% for the fourth quarter of 2007. These decreases from that of the same period last year and the previous sequential quarter were due to lower revenues combined with increased spending in targeted engineering and marketing programs as described previously.

Other Income (Expense) Statement Items

Other income and expense netted to an expense of $813,000 for Q4 of 2007. This compares to $1.3 million in net other expense generated in Q4 2006. The decrease in net other expense was a result of the reduced outstanding principal on our line of credit which was $150 million at the end of the fourth quarter 2006 and $95 million at the end of the forth quarter 2007. We used approximately $50.6 and $8.5 million of cash during the fourth and third quarters of 2007, respectively, for our share repurchase program. We have repurchased an additional 1.6 million shares through our share repurchase program at a cost of $24.7 million in January 2008 through the date of this commentary.

Our operational effective tax rate for the fourth quarter of 2007 was 1.7% compared to 23.5% and 23.2% for the fourth quarter of 2006 and third quarter of 2007, respectively. The mix of pretax profit among our United States and foreign based companies affects the tax rate and this was especially true during the fourth quarter of 2007. Fourth quarter 2007 activity resulted in a significant increase in the percentage of our income generated overseas. This overseas income is subject to much lower rates than that for income generated within the United States and was the largest single contributor to the reduced tax rate. In addition, as a result of making certain tax elections earlier in the year related to the purchase of LANDesk, we have tax deductible goodwill. These deductions are taken over a 15 year period. We have also included, as part of our operational income tax expense, the benefit from the tax deductible goodwill amortization. (Goodwill is not amortized under GAAP.) On a GAAP basis, our tax rate for the quarter resulted in a tax benefit of 12% and 0.3% for the quarter and year to date, respectively. These rates were a result of the mix of pretax profit previously mentioned combined with the inclusion of an additional $6.5 million one-time tax benefit related to the $18.6 million of acquired in-process R&D during the second quarter 2007. This was also a result of our making certain tax elections related to the purchase of LANDesk.

Operational net income (before the effects of intangible asset amortization and stock-based compensation) was $27.4 mi1lion or 17.7% of sales for the fourth quarter of 2007. This compares to $30.6 and $28.5 million for the fourth quarter of 2006 and the third quarter of 2007, respectively.

Operational earnings per share (before the effects of intangible amortization, acquired in-process research and development and stock-based compensation) amounted to 55 cents per diluted share for the fourth quarter of 2007 versus 59 and 56 cents for the fourth quarter of 2006 and third quarter 2007, respectively. Our weighted average diluted shares outstanding decreased year over year by approximately 1.9 million to 50.2 million this quarter, primarily related to the shares we repurchased during the fourth quarter of 2007.

Operating profit from the Management Systems Division totaled $30.6 million in the fourth quarter of 2007, compared with $45.9 million in the fourth quarter of 2006. LANDesk contributed $2.5 million in operating profit for the fourth quarter of 2007 compared to $1.5 million in the fourth quarter of 2006. LANDesk bookings increased 19% from the fourth quarter of 2006 to $37.9 million in the fourth quarter of 2007. Operating losses from our two emerging businesses decreased to $1.4 million in the fourth quarter of 2007 from $2.7 million in the fourth quarter of 2006.

Cash Flow and Balance Sheet Items

At the end of the fourth quarter of 2007, we had approximately $111 million in cash and investments. Cash flow from operations was approximately $41 million for the fourth quarter and approximately $140 million for the year 2007.

Our net accounts receivable balance decreased approximately $17 million from December 31, 2006. Although primarily due to a decline in sales in the fourth quarter of 2007, the balance of the decrease was achieved through improved cash collections during the year across locations, specifically at LANDesk. This resulted in a slight improvement in our Days Sales Outstanding at the end of the fourth quarter of 2007 to 64 from 65 days at the end of third quarter of 2007, our third straight quarter of improved DSO’s. As mentioned in the previous quarters, adding LANDesk customer balances, which tend to have longer payment terms than legacy Avocent balances, to our accounts receivable has increased our DSO. Excluding LANDesk, our DSO was 56.8 for the quarter, below our target of 60 for legacy Avocent. Including LANDesk, our aging remains strong, with only 5.2% of the outstanding balances greater than 30 days past due.

Our operations group continues to work to reduce our net inventories, which declined by almost $12 million from December 31, 2006. Our operations group was able to maintain this lower level of inventory during the fourth quarter of 2007, despite the lower than expected revenues for the quarter. However, the lower than expected revenue did cause our inventory turns to decrease slightly to 6.6 during the fourth quarter compared to 6.8 in the third quarter 2007.

We believe strong balance sheet management to be a priority, and we will continue to keep this as one of our primary focuses throughout 2008. The results of our focused efforts to better manage the balance sheet are reflected in the improved results of cash flows from operations for the fourth quarter of 2007and entire year of 2007.

During the quarter, we invested approximately $2.0 million for capital expenditures while depreciation was approximately $2.5 million for the quarter. The $95 million balance outstanding on our line of credit remained unchanged from the end of the third quarter of 2007.

During the fourth quarter, we purchased 2 million shares of Avocent stock at a cost of $50.6 million. These shares and the shares of Avocent stock bought back in prior quarters total 12.7 million shares out of the 15 million shares authorized for repurchase under our repurchase programs. Proceeds from option exercises totaled $1.0 million in the fourth quarter of 2007.

Q1 2008 Expectations

Due to significant ongoing economic uncertainties, especially in the U.S., and forecasted slower growth in new server unit and professional PC shipments, we anticipate revenues will be at or slightly above the levels experienced in the first quarter 2007 of $134 million. We anticipate gross margins and operating expenses to approximate those experienced during the fourth quarter of 2007 of approximately 65.9% and $74 million, respectively. These operating expenses include anticipated expansion of the sales team at LANDesk, continued investments in targeted R&D projects and planned costs anticipated as a result of certain organizational realignment activities for the quarter of approximately $1 to $2 million. We believe our effective tax rate will be between 22% and 24% for the quarter with a resulting weighted average earnings per share of between 21 and 25 cents per share.

The previous amounts exclude stock-based compensation and intangible asset amortization. During the first quarter of 2008, we expect $4 to $5 million of pre-tax stock compensation expense and approximately $11 million of pre-tax intangible asset amortization.

We have repurchased approximately 1.6 million shares so far in January 2008 and expect to continue to buy back shares throughout the first quarter of 2008 given the current share price levels.

Forward-Looking Statements

This commentary contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding general economic conditions, growth and seasonal trends in capital and IT spending, the strength in our business during 2008, the transition of our Desktop Solutions Division into our Management Systems Division, the ability of our Connectivity and Control Division and our focus on continued investments in the emerging technologies to diversify our revenue and find new areas for growth, our targeted DSO levels, our focus on strong balance sheet management, our effective tax rate in the future, additional share repurchases in the first quarter of 2008, and our projected range of revenue, gross margins, operating expenses, stock compensation expense, intangible asset amortization, and effective tax rate for the first quarter of 2008. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.